[PRICEWATERHOUSECOOPERS LOGO]

                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report, which includes an explanatory paragraph regarding basis of presentation, dated August 18, 1998, relating to the financial statements of HostAmerica, a division of HomeCom Communications, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                              /s/ PricewaterhouseCoopers LLP
                                  PricewaterhouseCoopers LLP

Atlanta, Georgia
July 2, 1999